SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 4, 2007

Petroleum Development Corporation

(Exact Name of Registrant as Specified in Charter)

              Nevada                                           0-7246                                        95-2636730

(State or Other Jurisdiction                       (Commission                                (IRS Employer

           of Incorporation)                                    File Number)                                Identification No.)

120 Genesis Boulevard, Bridgeport, WV  26330

(Address of Principal Executive Offices)

Registrant's telephone number, including area code: 304-842-3597

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

no change

(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.      Other Events

Petroleum Development Corporation (NASDAQ/GSM PETD) today announced that the Company received notice from The NASDAQ Stock Market granting the Company's request for a hearing before the NASDAQ Listing Qualifications Panel (the "Panel"). At the hearing, the Company will present its plan for regaining compliance with the NASDAQ filing requirement, as set forth in Marketplace Rule 4310(c)(14).  The hearing will be held on Thursday, May 10, 2007. Accordingly, the previously disclosed delisting action referenced in the NASDAQ staff's determination letter to the Company has been stayed, pending a final written decision by the Panel.  There can be no assurance that the Panel will grant the Company's request for continued listing.  The Company is in the process of finalizing the preparation and audit of its consolidated financial statements and is targeting the filing of its Annual Report Form 10-K for the year ended December 31, 2006 for late April or early May, 2007.

The Press Release is attached as Exhibit 9.01.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Press Release:  Petroleum Development Corporation to Appear at NASDAQ Hearing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:       April 5, 2007

By:          /s/ Richard McCullough

                Richard McCullough

                Chief Financial Officer